UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL	34108
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2019, FTE Networks, Inc. (“FTE”) and certain of its wholly-owned subsidiaries (collectively, the “Company”) entered into Amendment No. 4 (the “Fourth Amendment”) to that certain credit agreement, by and among with Jus-Com, Inc., an Indiana corporation and subsidiary of FTE (Jus-Com), certain Credit Parties (as defined therein), Lateral Juscom Feeder LLC (“Lateral”) and several lenders party thereto (together with Lateral, the “Lenders”) dated October 28, 2015 (as amended, the “Credit Agreement”) to provide for $12,631,578.90 in delayed draw loans (the “Term Loans”). The Term Loans mature on March 31, 2019 and bear an interest rate of 16% per annum, payable quarterly in arrears pursuant to the terms of the Credit Agreement. In addition, the Company and the Lenders have agreed to enter into a restructuring support agreement, in form and substance acceptable to the Lenders in their sole discretion, on or prior to February 28, 2019. The Fourth Amendment is deemed to be part of the Credit Agreement and an obligation of the Company thereunder.

In addition to customary terms and conditions applicable to a term loan under the Credit Agreement, the Fourth Amendment also provides for (i) amendments to Fred Sacramone and Brian McMahon’s respective employment agreements with Benchmark Builders, Inc., a New York corporation and subsidiary of FTE.; (ii) the issuance of a promissory to Fred Sacramone in the principal amount of $1,000,000 (the “Sacramone Note”), which note matures on March 31, 2019 and bears an interest rate of 12% per annum; and (iii) the appointment of a finance transformation officer.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the following, each of which is incorporated herein by reference: (i) the Amendment No. 4 to Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, (ii) the Credit Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on November 3, 2015, (iii) Amendment No. 3 to the Credit Agreement filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K on April 25, 2017 and (iv) the Company’s Current Reports on Form 8-K filed with the SEC on November 3, 2015, November 17, 2015, December 4, 2015 and April 25, 2017.

Item 2.03 Creation of a Direct Financial Obligation

To the extent applicable, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Fourth Amendment set forth in Item 1.01 above, FTE issued an aggregate of 1,698,580 shares of FTE common stock to the Lenders (the “Fourth Amendment Shares”). The issuance of the Fourth Amendment Shares by FTE to the Lenders was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as the offer and sale of the Fourth Amendment Shares does not involve a public offering of FTE’s common stock. FTE has determined that the Lenders are “accredited investors” within the meaning of Rule 501(a) under the Securities Act. The certificate or book-entry designations representing the Fourth Amendment Shares will bear appropriate legends to the effect that such securities have not been registered under the Securities Act or the securities laws of any state and may not be sold or transferred in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 4 to Credit Agreement dated February 12, 2019, by and among FTE Networks, Jus-Com, Inc., the Credit Parties thereto, Lateral and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Anthony Sirotka
Anthony Sirotka
Interim Chief Executive Officer

Date: February 15, 2019